UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 8, 2009

LYONDELL CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-10145	95-4160558
(Commission File Number)	(I.R.S. Employer Identification No.)

1221 McKinney Street, Suite 700, Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 652-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement

On January 8, 2009, the United States Bankruptcy Court for the Southern District of New York entered an interim order approving debtor-in-possession financing for Lyondell Chemical Company (the “Company”) and certain of its affiliates on an interim basis on the terms set forth in the DIP Financing Term Sheet attached hereto as Exhibit 10.1 and incorporated by reference herein. The approved DIP Financing Term Sheet contains changes (including, without limitation, with respect to the roll-up loans) from the version which the Company previously filed as an exhibit to its Current Report on Form 8-K dated January 7, 2009. A final hearing with respect to the DIP Financing has been scheduled for February 4, 2009.

Each DIP Financing lender has also agreed to enter into a Forbearance Agreement with respect to the exercise of certain remedies under the pre-petition Senior Credit Agreement dated as of December 20, 2007 (as amended and restated as of April 30, 2008, as amended by that certain Amendment No. 1 as of December 8, 2008).

Item 9.01	Exhibits

10.1	DIP Financing Term Sheet

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYONDELL CHEMICAL COMPANY

By:	/s/ Alan S. Bigman
Name:	Alan S. Bigman
Title:	Chief Financial Officer

Date: January 8, 2009